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                                                                   Exhibit 10-99



                                                   December 30, 1999



Lexington Precision Corporation
767 Third Avenue
New York, New York 10017

                  Re: Amendment to Financing Agreements

Ladies and Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Precision Corporation ("LPC") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1. Definitions:

              (a) The definition of "Term Loans" contained in the letter agreement re: Amendment to Financing Agreements, dated January 31, 1995, between LPC and Congress (the "January 1995 Amendment"), as amended by the letter agreement re: Amendment to Financing Agreements, dated January 16, 1996, between LPC and Congress, the letter agreement re: Amendment to Financing Agreements, dated March 11, 1997, between LPC and Congress, the letter agreement re:
Amendment to Financing Agreements, dated January 28, 1999, between LPC and Congress and the letter agreement re: Amendment to Financing Agreements, dated as of March 31, 1999, between LPC and Congress, is hereby amended to mean and include all term loans now outstanding or hereafter made by Congress to LPC, including, without limitation, the term loans made by Congress to LPC evidenced by the December 1999 Additional LPC Term Note (as defined below), the LPC Sixth Restated Note (as defined below) and any and all New Equipment Term Notes heretofore or hereafter executed by LPC, as any such notes may hereafter be amended, renewed, extended, restated or replaced.
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              (b) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2. Additional Term Loan. In order to evidence an additional one-time advance to LPC (the "December 1999 Additional LPC Term Loan"), which shall be made upon the effective date hereof, LPC is executing and delivering to Congress a Term Promissory Note in the principal amount of $3,530,000 (the "December 1999 Additional LPC Term Note"). The Obligations evidenced by the December 1999 Additional LPC Term Note shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the December 1999 Additional LPC Term Note, as provided in the other Financing Agreements, and shall be secured by all Collateral.

         3. Facility Amendment Fee. In consideration of Congress entering into this Amendment, LPC shall, on the date hereof, pay to Congress or Congress shall at its option, charge the account of LPC maintained by Congress, a facility amendment fee in an amount equal to $7,000, which fee is fully earned as of the date hereof.

         4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LPC to Congress pursuant to the Financing Agreements, LPC hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

              (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

              (b) This Amendment and each instrument required to be executed and delivered by LPC hereunder, has been duly executed and delivered by LPC and is in full force and effect as of the date hereof, and the agreements and obligations of LPC contained herein and therein constitute the legal, valid and binding obligations of LPC enforceable against LPC in accordance with their terms.

         5. Use of Proceeds; Amended and Restated Note.

              The proceeds of the December 1999 Additional LPC Term Loan to be made by Congress pursuant to Paragraph 2 hereof shall be used as follows:

              (a) the amount of $1,687,863 shall be applied to the outstanding principal balance of the Fifth Amended and Restated Promissory Note, dated January 28, 1999, which, as of the date hereof, has an outstanding principal balance of $5,155,905, resulting in a remaining outstanding principal balance of $3,468,042. Such remaining outstanding principal balance will be evidenced by the execution and delivery by LPC to Congress of a Sixth Amended and Restated


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Promissory Note (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LPC Sixth Restated Note"). The Obligations evidenced by the LPC Sixth Restated Note shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the LPC Sixth Restated Note, as provided in the other Financing Agreements, and shall be secured by all Collateral; and

              (b) the amount of $1,129,500 shall be applied to the outstanding principal balance of the New Equipment Term Note, dated December 16, 1998, which, as of the date hereof, has an outstanding principal balance of $1,129,500, resulting in a remaining outstanding principal balance of $0.

              (c) the amount of $712,637 shall be credited to LPC's Revolving Loan account maintained by Congress under the Financing Agreements.

         6. Conditions to Effectiveness of Amendment. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

              (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment together with the following, each of which shall be in form and substance satisfactory to
Congress:

                  (i)      the December 1999 Additional LPC Term Note;

                  (ii)     the LPC Sixth Restated Note; and

                  (iii) certified resolutions of the Board of Directors of LPC duly authorizing the execution and delivery of this Amendment and the instruments and transactions hereunder; and

              (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and

              (c) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         7. Effect of this Amendment. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.


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         8. Further Assurances. LPC shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment, including, but not in limitation, the following:

              (a) At Congress' request, LPC shall execute and deliver to Congress such mortgage modification agreements or similar agreements with respect to any and all properties of LPC which are encumbered by a mortgage or deed of trust, as the case may be, in favor of Congress, to expressly secure, without limitation, the notes evidencing the then current Term Loans and other Financing Agreements evidencing the Obligations (it being agreed that the absence of any such agreement shall not deprive Congress of the benefit of the liens held by Congress on the real property covered by such mortgages or deeds of trust, which shall continue to secure all Obligations); and

              (b) In connection with such agreements under Section 8(a), LPC shall arrange for the delivery, at LPC's expense, of an updated title insurance policy and necessary endorsements thereto in favor of Congress, in form and substance satisfactory to Congress, for each property that is subject to such agreements.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                           Very truly yours,

                                           CONGRESS FINANCIAL CORPORATION

                                           By: /s/ Herbert C. Korn
                                               ------------------------------

                                           Title:  Vice President
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AGREED AND ACCEPTED:

LEXINGTON PRECISION CORPORATION

By: /s/ Warren Delano
    --------------------------------

Title:  President
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